UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2019, the Board of Directors of Blue Apron Holdings, Inc. (the “Company”) appointed Alan Blake as the Company’s chief operating officer.

Mr. Blake, 57, previously served as the Company’s chief supply chain officer since June 2018. Prior to the Company, Mr. Blake served as the chief supply chain officer at Revlon, Inc., a global cosmetics company, from April 2017 to June 2018. From October 2015 to April 2017, Mr. Blake served as executive vice president of global operations at Ventura Foods, LLC, a producer of a wide variety of ingredients for the food service and baking industries. From October 2010 to October 2015, he worked at Campbell Soup Company, a global food company, serving first as vice president of North American manufacturing before becoming vice president of the North American supply chain and United States retail business team. Mr. Blake also served as senior vice president of global production at Brown-Forman Corporation, a spirits and wine company, from 2006 to 2010. Mr. Blake holds a B.S. degree in industrial systems engineering from The Ohio State University and an M.B.A. degree in finance from Xavier University.

There have been no changes to Mr. Blake’s compensatory plans or arrangements as the result of his appointment described herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: February 21, 2019	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary

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